Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE REVENUE AND NEGOTIATION RIGHTS AGREEMENT

By this private instrument, the Parties,

EPIRUS SWITZERLAND GMBH, a corporation organized under the laws of Switzerland, with registered office at General-Guisan-Strasse 6, 6303 Zug Switzerland (hereinafter referred to as “EPIRUS”), and as a successor to FOURTEEN22, INC. (“FOURTEEN22”), represented herein by its undersigned legal representative(s), and

MOKSHA8 PHARMACEUTICALS, INC., a Delaware corporation with registered office at 1550 Liberty Ridge Drive, Suite 300, Wayne, PA 19087 (hereinafter referred to as “MOKSHA8”), represented herein by its undersigned legal representative(s),

MOKSHA8 and EPIRUS referred to herein individually as a “Party” and collectively as the “Parties”,

hereby amend the Revenue and Negotiation Rights Agreement entered into between the Parties on December 31, 2010 (the “Agreement”; capitalized terms used herein without definition shall have the meanings given to them in the Agreement):

THE PARTIES HEREIN AGREE to enter into this First Amendment to the Agreement, which shall be governed by the following provisions:

1.              EPIRUS’ Buyout of World-wide Revenue Sharing Payments for the 015 Product.  In exchange for the payments pursuant to Clause 2 below, the Parties agree that all payment obligations of EPIRUS under Article 2 of the Agreement in respect of the 015 Product shall be irrevocably extinguished and deemed paid in full, including amounts payable under (i) Section 2.1(c) of the Agreement in respect of any past or future Net Sales of the 015 Product by EPIRUS or its Affiliates, and (ii) Section 2.2(c) of the Agreement in respect of any past or future Licensing Revenue received by EPIRUS or its Affiliates for the 015 Product, in each case for all such amounts that would otherwise be payable under the Agreement in respect of any Net Sales and/or Licensing Revenue generated in the Territory for the 015 Product.

2.              As full and valid consideration for the world-wide buyout of the 015 Product revenue sharing payments pursuant to Clause 1 above, EPIRUS shall pay to MOKSHA8 a total amount of 1.5 million US Dollars (USD 1,500,000.00) in two (2) installments:

(a)         Seven hundred and fifty thousand US Dollars (USD 750,000.00) within ten (10) days following the execution of this First Amendment; and

(b)         Seven hundred and fifty thousand US Dollars (USD 750,000.00) within ten (10) days following EPIRUS’ closing of its next Form S3 registered offering of common stock and, in any event, by no later than December 31, 2014.

3.              The payments in Clause 2 shall be made by means of transfer to a bank account to be appointed by MOKSHA8 in writing. The evidence of the order of transfer to the MOKSHA8’ bank account of the amount corresponded to the payments shall be considered receipt. For the avoidance of doubt, the Parties agree that (i) the payments in Clause 2 will be non-refundable, and (ii) pending the payment of the second installment amount under Clause 2(b) above, no revenue sharing payment in respect of the 015 Product shall be due or payable by EPIRUS under the Agreement, subject to its payment of such second installment amount as provided hereunder.

4.              This Amendment shall be effective as of September 24, 2014 (the “Amendment Effective Date”).

5.              The Agreement, including all Exhibits thereto and this First Amendment constitute the entire agreement between the Parties in relation to the subject matter thereof and supersede all other prior and contemporaneous communications, negotiations, arrangements and agreements between the Parties, whether oral or in writing.  Except for the provisions of the Agreement expressly amended by this Amendment, the remainder of the Agreement shall remain in full force and effect as provided therein.

6.              This Amendment shall be deemed to have been drafted by both Parties, and ambiguities, if any, shall not be construed against either Party.

7.              This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.              The validity, performance, construction and effect of this Amendment shall be governed by the laws of the State of New York, without regard to any conflicts of laws principles.

IN WITNESS WHEREOF, the Parties execute this First Amendment to the Agreement by each of their duly authorized representatives.

[Signature page follows]

EPIRUS SWITZERLAND GMBH

/s/ Amit Munshi
Name:	Amit Munshi
Title:	President & CEO

MOKSHA8 PHARMACEUTICALS, INC.

/s/ AG Howarth
Name:	AG Howarth
Title:	CFO